Exhibit 1.1

EXECUTION COPY

2,700,000 Shares

ONE LIBERTY PROPERTIES, INC.

Common Stock

($1.00 Par Value Per Share)

EQUITY UNDERWRITING AGREEMENT

February 7, 2011

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

One Liberty Properties, Inc., a Maryland corporation (the “Company”), proposes to sell to Deutsche Bank Securities Inc. (the “Underwriter”) an aggregate of 2,700,000 shares (the “Firm Shares”) of the Company’s common stock, $1.00 par value per share (the “Common Stock”).  The Company also proposes to sell at the Underwriter’s option an aggregate of up to 405,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Underwriter, you have advised the Company (a) that you are authorized to enter into this Agreement, and (b) that you are willing to purchase 2,700,000 Firm Shares, plus a portion of the Option Shares if you elect to exercise the option to purchase additional shares of Common Stock in whole or in part.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Underwriter as follows:

(a)                                  A registration statement on Form S-3 (File No. 333-169495), including a form of prospectus (the “Base Prospectus”), covering the registration of the offer and sale of certain securities (including the Shares) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Act.  Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430B under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the Base Prospectus, as supplemented by the final prospectus supplement relating to the Shares, in the form first used to confirm sales of the Shares and filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a) hereof.  The Base Prospectus, as supplemented by each preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, is herein referred to as a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission and incorporated by reference therein prior to the termination of the offering of the Shares by the Underwriter.

(b)                                 As of the Applicable Time (as defined below) and as of the Closing Date (as defined below) or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule I hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.  As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriter.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule III hereto (the “Subsidiaries”).  Each of the Subsidiaries has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with the requisite corporate, limited liability company or limited partnership power and authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where failure to be in good standing or lack of such power and authority would not have a Material Adverse Effect (as defined below).  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  The outstanding shares of capital stock, membership interests or limited partnership interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities and claims; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, membership interests or limited partnership interests, as the case may be, in the Subsidiaries are outstanding.

(d)                                 The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except for any subsequent issuances of Common Stock pursuant to reservations, agreements, compensatory arrangements or benefit plans that are disclosed in the Registration Statement, General Disclosure Package and the Prospectus.  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(e)                                  The Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable.  No holder of the Shares will be subject to personal liability by reason of being such a holder.  The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.  The Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The form of certificates for the Shares will be in substantially the form incorporated by reference as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s articles of incorporation and by-laws and requirements of the New York Stock Exchange, Inc. (the “NYSE”).

(f)                                    The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  Each of the Registration Statement and the Prospectus, as of the date hereof and as of the Closing Date and any Option Closing Date, comply or will comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations.  The documents incorporated by reference in the Prospectus, at the time filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations of the Commission thereunder.  Subject to the limitation included in the next sentence, the Registration Statement and any amendment thereto as of its effective date and as of the Closing Date and any Option Closing Date do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto as of its date and as of the Closing Date and any Option Closing Date do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11.

(g)                                 Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11.

(h)                                 The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any General Use Free Writing Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses required by the Act to be filed in the time and manner required under Rule 433(d) under the Act.

(i)                                     (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause(ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(j)                                     The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the Act, the Rules and Regulations and the Exchange Act, and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The statements of certain revenues and expenses of the properties acquired included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 under the Exchange Act with respect to real estate operations acquired.  The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that are not so disclosed.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k)                                  Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l)                                     There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where the failure to so comply would not have a Material Adverse Effect.

(m)                               There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)                                 There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(o)                                 (A)  The Company, the Subsidiaries and any joint venture in which the Company or any Subsidiary owns an interest (each, a “Related Entity”), as the case may be, have good and marketable fee title or leasehold interest to the portfolio properties (the “Portfolio Properties”) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or held as a lessee, as the case may be, by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (1) as otherwise disclosed on an aggregate basis in the Registration Statement, the General Disclosure Package and the Prospectus or (2) those which do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, any Subsidiary, any Related Entity or the lessee under each lease at each of such properties; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, (1) each of the ground leases and subleases relating to any of the Portfolio Properties, if any, is in full force and effect, with such exceptions as do not interfere with the use made or proposed to be made of such property by the Company, any Subsidiary or any Related Entity, as the case may be, and (2) no default or event of default has occurred under any ground lease or sublease with respect to such property and none of the Company or any Subsidiary has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease or sublease and (3) none of the Company or any Subsidiary has received any notice of a claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Company, any Subsidiary or any Related Entity, as the case may be, to the continued possession of the leased or subleased premises under any such ground lease or sublease; (C) all liens, charges, encumbrances, claims or restrictions on any of the Portfolio Properties and the assets of the Company, the Subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein; (D) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, (1) each of the leases governing the Portfolio Properties is in full force and effect, with such exceptions as do not interfere with the use made or proposed to be made of such property by the Company, any Subsidiary, any Related Entity or the lessee, as the case may be, and (2) none of the Company, any Subsidiary or any Related Entity or, to the knowledge of the Company or any Subsidiary, any lessee of any of the Portfolio Properties is in default under any of such leases and none of the Company or any of the Subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases; and (E) each of the Portfolio Properties complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a Material Adverse Effect, and none of the Company or any Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Portfolio Properties except in any case where such action or proceeding would not have a Material Adverse Effect.

(p)                                 Title insurance in favor of the Company, the Subsidiaries or any Related Entity has been obtained with respect to each Portfolio Property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property or (B) the cost of construction of such property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(q)                                 Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Portfolio Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, any Subsidiary or any Related Entity, nor does any of the Company, any Subsidiary or any Related Entity hold a participating interest therein, (B) are not cross-defaulted to any indebtedness other than indebtedness of the Company, any of the Subsidiaries or any Related Entity and (C) are not cross-collateralized to any property not owned by the Company, any of the Subsidiaries or any Related Entity.

(r)                                    Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not result in a Material Adverse Effect, (A) none of the Company, any of the Subsidiaries or, to the knowledge of the Company, any Related Entity is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Subsidiaries and the Related Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, any of the Subsidiaries or any Related Entity and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, any of the Subsidiaries or any Related Entity relating to Hazardous Materials or any Environmental Laws.

(s)                                  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

(t)                                    The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any such tax or assessment that is being contested in good faith.  All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(u)                                 Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and (iii) except for regular quarterly dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.  The Company and the Subsidiaries have no material contingent obligations that are required to be disclosed which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(v)                                 Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, except for any such conflict, breach or default that would not have a Material Adverse Effect, or of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents of the Company or any Subsidiary or any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(w)                               The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(x)                                   Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(y)                                 The compensation and services agreement, effective as of January 1, 2007, between the Company and Majestic Property Management Corp. (the “Compensation and Services Agreement”) has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(z)                                   The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as currently conducted; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects; neither the Company nor any of the Subsidiaries has infringed (except as would not reasonably be expected to have a Material Adverse Effect), and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity.  The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors.  There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described in all material respects.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in all material respects.  None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons (except as would not reasonably be expected to have a Material Adverse Effect).  The Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity.  The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(aa)                            Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(bb)                          Commencing with its taxable year ended December 31, 1983, the Company has been, and immediately upon the sale of the Shares, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(cc)                            Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(dd)                          The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material weakness in the Company’s internal control over financial reporting and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee)                            The Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ff)                                The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(gg)                          The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(hh)                          Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)                                  The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(jj)                                  No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(kk)                            The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll)                                  There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(mm)                      Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(nn)                          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(oo)                          Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.                                       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)                                  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase, at a price of $15.13 per share, the Firm Shares.

(b)                                 Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of certificates therefor to the Underwriter.  Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the NYSE is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

(c)                                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in Section 2(a), less an amount equal to any dividend paid or payable on the Firm Shares and not payable on the Option Shares.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by the Underwriter to the Company, setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds drawn to the order of the Company against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

3.                                       OFFERING BY THE UNDERWRITER.

It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Underwriter may from time to time thereafter change the public offering price and other selling terms.

4.                                       COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriter that:

(a)                                  The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined below).

(b)                                 The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Underwriter approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter hereto shall be deemed only to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c)                                  The Company will advise the Underwriter promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for the amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)                                 If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will, prior to the Renewal Deadline, file, if it has not already done so, a new shelf registration statement or, if eligible to do so, an automatic shelf registration statement, as the case may be, relating to the Shares, in a form satisfactory to the Underwriter, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement.  References herein to the Registration Statement shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(e)                                  The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

(f)                                    The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Underwriter may reasonably request.  The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request.  The Company will deliver to the Underwriter at or before the Closing Date, such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriter may reasonably request.

(g)                                 The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the Prospectus Delivery Period any event shall occur (including, without limitation, any of the events set forth in Schedule 4(g) hereto) as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(h)                                 If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur (including, without limitation, any of the events set forth in Schedule 4(g) hereto) as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with applicable law.

(i)                                     The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

(j)                                     No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 60 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter; provided, however, that the Company shall not be restricted from issuing shares of Common Stock pursuant to the Company’s dividend reinvestment plan and the Company’s 2009 Equity Plan.  Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 60-day restricted period, then in each case the restrictions imposed by this Section 4(j) shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Underwriter waives, in writing, such extension.

(k)                                  The Company will use its best efforts to cause the Shares to be approved for listing, subject to official notice of issuance, on the NYSE prior to the Closing Date.

(l)                                     The Company has caused each officer and director of the Company listed on Schedule IV hereto to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(m)                               The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)                                 The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors deems it in the best interests of the Company’s securityholders to remain so qualified.

(o)                                 The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(p)                                 The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.                                       COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the listing fees of the NYSE; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation in Section 1(b); and the expenses, including the fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws.  The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulations and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including documented fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by it of the Shares.

6.                                       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

The obligations of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)                                  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)), 430B or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, as the case may be, which would prevent the issuance of the Shares.

(b)                                 The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion and negative assurance letter of SNR Denton US LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter (and stating that it may be relied upon by counsel to the Underwriter) substantially in the forms attached hereto as Exhibits B-1 and B-2, respectively, and to such further effect as counsel to the Underwriter may reasonably request.

(c)                                  The Underwriter shall have received from Sidley Austin LLP, counsel for the Underwriter, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter.  In giving their opinion, Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of SNR Denton US LLP.

(d)                                 The Underwriter shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)                                  The Underwriter shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents, solely in their capacities as officers of the Company, as follows:

(i)                                     The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)                                  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)                               All filings required to have been made pursuant to Rule 424 or 430B under the Act have been made as and when required by such rules;

(iv)                              He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)                                 He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)                              He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)                           Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any Material Adverse Effect or any development or occurrence that would reasonably be expected to have a Material Adverse Effect.

(f)                                    The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

(g)                                 The Firm Shares and the Option Shares, if any, have been duly listed, subject to notice of issuance, on the NYSE.

(h)                                 The Lockup Agreements described in Section 4(l) are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Sidley Austin LLP, counsel for the Underwriter.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.                                       INDEMNIFICATION.

(a)                                  The Company agrees:

(1)                                  to indemnify and hold harmless the Underwriter and its affiliates and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or affiliate or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii)with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 11 herein; and

(2)           to reimburse the Underwriter, the Underwriter’s affiliates, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or affiliate or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter, affiliate or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           The Underwriter will indemnify and hold harmless the Company, its affiliates, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 11 herein.  This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)            Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter, its directors or officers or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to the Underwriter, its directors or officers or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.             NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriter, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention:  Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention:  General Counsel; if to the Company to One Liberty Properties, Inc., 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Mark Lundy, Esq.

9.             TERMINATION.

This Agreement may be terminated by you by notice to the Company (a)at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred:  (i) since the execution hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto), the Registration Statement or the General Disclosure Package, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) since the execution hereof, (A) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (B) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (C) suspension of trading in securities generally on the NYSE, NYSE Amex Equities or the Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any of such exchanges, (D) the enactment, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (E) the declaration of a banking moratorium by United States or New York State authorities, (F) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or any security guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (G) the suspension of trading of the Common Stock by the NYSE, the Commission, or any other governmental authority or (H) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 of this Agreement.

10.           SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriter and the Company and their respective successors, executors, administrators, heirs and assigns, and the affiliates, officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

11.           INFORMATION PROVIDED BY UNDERWRITER.

The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third, tenth through thirteenth and fifteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

12.           NO ADVISORY OR FIDUCIARY RESPONSIBILITY.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.           MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter, affiliate or controlling person thereof, or by or on behalf of the Company or its directors or officers or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriter, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the your engagement as underwriter or your role in connection herewith.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

ONE LIBERTY PROPERTIES, INC.

		By	/s/ Patrick Callan Jr
Patrick Callan Jr
President/CEO

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By	/s/ Jeremy Fox
Authorized Officer

By	/s/ Frank Windels
Authorized Officer

SCHEDULE I

 Information Conveyed by the Underwriter to
Purchasers Included in the General Disclosure Package

1.             The public offering price per share

SCHEDULE II

Schedule of Issuer Free Writing Prospectuses
Included in the General Disclosure Package

None

EXHIBIT A

LOCK-UP AGREEMENT

February 7, 2011

One Liberty Properties, Inc.

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with One Liberty Properties, Inc. (the “Company”), providing for the public offering by the Underwriter of common stock, par value $1.00 per share (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which are deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than Common Stock or a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 60 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Underwriter waives, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, (b) shares of Common Stock or other securities of the Company for the purpose of satisfying tax withholding obligations relating to the vesting of any restricted stock, and (c) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (c) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to February 17, 2011, this agreement shall be of no further force or effect.

Signature:

Print Name: